UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 06, 2019

TEL-INSTRUMENT ELECTRONICS CORP.

(Exact name of registrant as specified in its charter)

New Jersey	001-31990	22-1441806
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Branca Road

East Rutherford, New Jersey 07073

(Address of principal executive offices)

(201) 933-1600

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.  Results of Operations and Financial Condition.

On February 8, 2019, Tel-Instrument Electronics Corp. (“TIC”) (NYSE MKT: TIK) announced its financial results for the third quarter of fiscal year 2019.

A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 8.01.   Other Events

On February 6, 2016, Tel-Instrument Electronics Corp (“Tel”, “Tel-Instrument” or the “Company”) (NYSE American: TIK) , reported that it received an initial purchase order totaling $520,000 from its European Distributor, Muirhead Avionics (“Muirhead”) for Mode 5 test sets from the contract awarded by the German military. This is a seven-year procurement contract with anticipated orders for the 2019 calendar year of approximately $3.5 million in total.

 A copy of the press release is attached as Exhibit 99.9 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1 *	Press release dated February 8, 2019, “Tel-Instrument Electronics Corp. Reports $639k of Net Income For the Third Quarter of FY 2019.”

99.2*	Press release dated February 6, 2019, “Tel-Instrument Electronics Corp. Receives Initial $520,000 Mode 5 Test Set Order for the German Military.”

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEL-INSTRUMENT ELECTRONICS CORP.

Date: February 8, 2019	By:	/s/ Joseph P. Macaluso
Name: Joseph P. Macaluso
Title: Principal Accounting Officer